As filed with the Securities and Exchange Commission on November 5, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ZOGENIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5300780
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12400 High Bluff Drive, Suite 650

San Diego, California 92130

(858) 259-1165

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roger L. Hawley

Chief Executive Officer

Zogenix, Inc.

12400 High Bluff Drive, Suite 650

San Diego, CA 92130

(858) 259-1165

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott N. Wolfe, Esq. Cheston J. Larson, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, CA 92130 (858) 523-5400	Ann D. Rhoads Executive Vice President, Chief Financial Officer, Treasurer and Secretary Zogenix, Inc. 12400 High Bluff Drive, Suite 650 San Diego, CA 92130 (858) 259-1165

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-185901

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	$5,204,233(1)	$670

(1)	Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $75,000,000 on a Registration Statement on Form S-3 (File No. 333-185901), which was declared effective on February 14, 2013. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $5,204,233 is hereby registered, which includes shares issuable upon exercise of the underwriters’ over-allotment option.
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE

This registration statement is being filed to register additional shares of our common stock, par value $0.001 per share, with an aggregate public offering price not to exceed $5,204,233, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. This registration statement relates to our registration statement on Form S-3 (File No. 333-185901), which was declared effective by the Securities and Exchange Commission on February 14, 2013. In accordance with Rule 462(b), this registration statement incorporates by reference our registration statement on Form S-3 (File No. 333-185901), including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	Exhibits.

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to Registration Statement No. 333-185901 filed with the Securities and Exchange Commission on January 7, 2013)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to Registration Statement No. 333-185901)

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 5th day of November, 2013.

ZOGENIX, INC.

By:	/s/ Roger L. Hawley
Roger L. Hawley
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Roger L. Hawley Roger L. Hawley	Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2013

/s/ Ann D. Rhoads Ann D. Rhoads	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	November 5, 2013

* Cam L. Garner	Chairman of the Board	November 5, 2013

* James C. Blair, Ph.D.	Director	November 5, 2013

* Louis C. Bock	Director	November 5, 2013

* Stephen J. Farr, Ph.D.	President, Chief Operating Officer and Director	November 5, 2013

* Erle T. Mast	Director	November 5, 2013

* Mark Wiggins	Director	November 5, 2013

*By:	/s/ Ann D. Rhoads
Ann D. Rhoads
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to Registration Statement No. 333-185901 filed with the Securities and Exchange Commission on January 7, 2013)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to Registration Statement No. 333-185901)